EXHIBIT 99.1


                  CERTIFICATION PURSUANT TO
                  18 U.S.C. SECTION 1350,
                  AS ADOPTED PURSUANT TO
          SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Patriot Bank Corp. (the "Company") on Form 10-Q for the period ending June 30, 2002, as filed with the Securities and change Commission on the date hereof (the "Report"), I, Richard A. Elko, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all in material respects, the financial condition and result of operations of the Company.



/s/ RICHARD A. ELKO
--------------------------
Richard A. Elko
Chief Executive Officer
August 9, 2002